                                                                    Exhibit 4.4


         Non-Qualified Stock Option Agreement dated January 25, 2001 between Harry's Farmers Market, Inc. and Stephen Whitesmith

                      NON-QUALIFIED STOCK OPTION AGREEMENT


          Optionee:                             Stephen Whitesmith
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          Number of Shares Subject to Option:   100,000
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          Exercise Price per Share:             $0.46875
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          Date of Grant:                        January 25, 2001
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  1.  Background.  The Optionee named above (the "Optionee") has been offered a
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position as Chief Information Officer of Harry's Farmers Market, Inc. This option is granted as an inducement to the Optionee to accept such position.

  2.  Defined Terms.  For purposes of this Agreement, the following terms shall
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have the following meanings:

  "Board" means the Board of Directors of the Company.

  "Change of Control" has the meaning assigned to such term in any employment agreement between the Optionee and the Company.

  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the Treasury Regulations and rulings promulgated thereunder.

  "Committee" means the Compensation Committee of the Board, or any successor committee.

"Company" means Harry's Farmers Market, Inc., a corporation organized under the laws of the State of Georgia.

  "Disability" means a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

  "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or, if no transactions were reported on such date, on the next preceding date on which transactions were so reported) on the Nasdaq Stock Market; provided, however, if the Stock is not listed on the Nasdaq Stock Market on such date, the average of the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If each of the previous methods are inapplicable at the time Fair Market Value is to be determined, Fair Market Value shall be determined in good faith by the Board.

  "Non-Qualified Stock Option" means a Stock Option that is not intended to be an incentive stock option as described in Section 422 of the Code.

  "Retirement" means normal retirement as defined in the Company's then-current retirement plan, or if the Company does not have a retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service.

  "Stock" means the Class A Common Stock of the Company.

  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  3.  Grant of Option.  The Company hereby grants to the Optionee a Non-
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Qualified Stock Option to purchase, on the terms and conditions set forth in this Agreement, the number of shares of Stock indicated above, at the exercise price per share set forth above (the "Option").

  4.  Vesting of Option.  Unless the exercisability of the Option is accelerated
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as provided in Section 5 below, 34,000 Option Shares shall vest (become exercisable) on the first anniversary of the Effective Date and the remainder shall vest in equal installments of 33,000 Option Shares on the second and third anniversaries of the Effective Date.

  5.  Change of Control.  Notwithstanding the vesting schedule provided in
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Section 4 above, in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing prior to the occurrence of such Change of Control, the Option shall vest and become exercisable in full.

  6.  Period of Option and Limitations on Right to Exercise.  The Option will,
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to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the

Option under the circumstances described in paragraphs (b), (c), (d) and (e) below, provide in writing that the Option will extend until a later date:

        (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").

        (b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death, Disability or Retirement.

        (c) If the Optionee's employment terminates by reason of Disability or Retirement, the Option shall lapse one year after the date of the Optionee's termination of employment.

        (d) If the Optionee dies while employed and before the Option otherwise lapses, the Option shall lapse three years after the date of the Optionee's death. If the Optionee dies during the three-month period described in subsection (b) or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

  If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the date of Optionee's termination of employment (including vesting by acceleration in accordance with Section 5 hereof).

  7.  Exercise of Option.  The Option shall be exercised by written notice
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directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such
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other form as the Board may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the exercise date shall be determined in valuing the Stock used as payment. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

  Subject to the terms of this Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase Stock of the Company.

  8.  Limitation of Rights.  The Option does not confer to the Optionee or the
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Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ or the Company or any Subsidiary.

  9.  Stock Reserve.  The Company shall at all times during the term of this
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Agreement keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

  10.  Optionee's Covenant.  The Optionee hereby agrees to use his best efforts
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to provide services to the Company in a workmanlike manner and to promote the Company's interests.

  11.  Restrictions on Transfer and Pledge.  The Option may not be pledged,
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encumbered or hypothecated to or in favor of any party other than the Company or a Subsidiary, or be subject to any lien, obligation or liability of the Optionee to any other party other than the Company or a Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

  12.  Restrictions on Issuance of Shares.  If at any time the Board shall
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determine in its discretion that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

  13.  Successors.  This Agreement shall be binding upon any successor of the
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Company, in accordance with the terms of this Agreement.

  14.  Severability.  If any one or more of the provisions contained in this
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Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

  15.  Notice.  Notices and communications under this Agreement must be in
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writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

               Harry's Farmers Market, Inc.
               1180 Upper Hembree Road
               Roswell, Georgia 30076
               Attn: Harry A. Blazer

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

  IN WITNESS WHEREOF, Harry's Farmer's Market, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

                              HARRY'S FARMERS MARKET, INC.


                              By: /s/ Harry A. Blazer
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                                 Harry A. Blazer
                                 President and Chief Executive Officer


                              OPTIONEE:

                                 /s/ Stephen Whitesmith
                              -------------------------------------------
                              Stephen Whitesmith

                                   EXHIBIT A
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                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
              CLASS A COMMON STOCK OF HARRY'S FARMERS MARKET, INC.


                              Name:
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                              Address:
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                              Date:
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Harry's Farmers Market, Inc.
1180 Upper Hembree Road
Roswell, Georgia 30076
Attn:  Secretary

  Re:  Exercise of Non-Qualified Stock Option

  I elect to purchase _____________ shares of Class A Common Stock of Harry's Farmers Market, Inc. ("Stock") pursuant to that certain Non-Qualified Stock Option Agreement dated January 25, 2001 by and between Harry's Farmers Market, Inc. and Stephen Whitesmith. The purchase will take place on the exercise date, which will be as soon as practicable following the date of this notice and the date on which all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice).

  On or before the exercise date, I will pay the full exercise price in the form specified below (check one):

     [ ]  Cash Only:  by delivering a check to Harry's Farmers Market, Inc. for
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          $________________.

     [ ]  Cash and Shares: by delivering a check to Harry's Farmers Market, Inc.
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          for $_____________, as partial payment of the exercise price. I will pay the balance of the exercise price by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

     [ ]  Shares Only:  by delivering to the Company a stock certificate with my
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          endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

     [ ]  Cash From Broker:  by delivering the purchase price from a broker,
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          dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize the Company to issue stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

  Please deliver the stock certificate representing the shares purchased to me, unless I have chosen to pay the purchase price through a broker.

                                    Very truly yours,



                                    ----------------------------------
                                    Stephen Whitesmith

AGREED TO AND ACCEPTED:

HARRY'S FARMERS MARKET, INC.


By:
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  Name:
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  Title:
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Number of Option Shares Exercised:
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Number of Option Shares Remaining:
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Date:
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